Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-208187) on Form S-4 of Energy Transfer Corp LP of our report dated February 21, 2014, except for Note 16 to the consolidated financial statements appearing under Item 8 of Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.) 2013 Annual Report on Form 10K/A (not presented herein), as to which the date is March 3, 2014, and except for the effects of the capital structure change described in Note 1 to the consolidated financial statements appearing under Item 8 of Williams Partners L.P. (formerly known as Access Midstream Partners L.P. 2014 Annual Report on Form 10-K (not presented herein), as to which the date is February 25, 2015, which appears in the Williams Companies Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 7, 2016